Exhibit 99.1

bebe stores, inc. Announces Intention to Voluntarily Delist from

NASDAQ and Begin Trading on OTCQB

Brisbane, California, December 8, 2017 — bebe stores, inc. (Nasdaq: BEBE) (the Company) announced that it has notified the NASDAQ Stock Market on December 8, 2017 of its intention to voluntarily delist its common stock from the NASDAQ Capital Market. The Company intends to cease trading on the NASDAQ Stock Market on Monday, December 18, 2017. Therefore, the last day of trading on the Nasdaq Stock Market will be Friday, December 15, 2017.

Once delisted, the Company anticipates its stock will begin trading on the OTCQB Market, which is operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities, on Monday, December 18, 2017. The decision of the Company’s Board of Directors to move the listing of its common stock from Nasdaq to the OTCQB was driven by cost savings. The Company intends to retain the trading symbol BEBE.

Contact:

bebe stores, inc.

Walter Parks

President, Chief Operating Officer and Chief Financial Officer

(415) 715-3900